Exhibit 99.1
SURGERY PARTNERS, INC. and Bain Capital Conclude Discussions
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Board reaffirms its confidence in the Company’s long-term growth prospects; Company reiterates full-year 2025 financial guidance

Company expects to host an Investor Day in the second half of 2025 to discuss its future growth plans and long-term outlook
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BRENTWOOD, Tenn., June 17, 2025 (GLOBE NEWSWIRE) - Surgery Partners, Inc. (NASDAQ:SGRY) (“Surgery Partners” or the “Company”), a leading short-stay surgical facility owner and operator, today announced that a Special Committee of independent directors of the Board (the “Independent Committee”) and Bain Capital Private Equity, LP (“Bain Capital”) have concluded discussions related to Bain Capital’s non-binding proposal to acquire all the outstanding shares of Surgery Partners not already owned by Bain Capital (the “Proposal”).
The Independent Committee, after considering the Proposal and with the assistance of independent financial and legal advisors, ultimately determined that Surgery Partners’ prospects to deliver long-term growth and value creation as an independent publicly traded company exceeded the value of the Proposal. The Independent Committee’s conclusion demonstrates its ongoing confidence in the Company’s ability to continue implementing its established long-term growth algorithm and disciplined business execution to enhance shareholder value.
Brent Turner, Chairman of the Independent Committee, commented, “Surgery Partners offers a unique, scaled platform in the high-growth outpatient surgical care market that leverages its proven joint venture model, strong M&A track record, and favorable demographic and policy tailwinds. Following review of the Proposal and discussions with Bain Capital, the Independent Committee concluded that the best path forward for Surgery Partners and its stockholders is to continue operating as an independent publicly traded company. We remain confident in the management team’s ability to continue delivering sustained growth and significant stockholder returns.”
“Our strong first quarter performance gives us even more confidence in our ability to achieve our full-year 2025 revenue and Adjusted EBITDA guidance, reinforcing that Surgery Partners is well positioned to deliver results that support our long-term growth algorithm,” said Eric Evans, CEO of Surgery Partners. “Given favorable surgical trends and our bullish outlook on the regulatory landscape, we continue to be excited by Surgery Partners’ unique competitive positioning and growth potential. As we focus on building upon our strong track record of industry-leading earnings growth and consistent execution, we look forward to continuing our productive relationship with Bain Capital as we pursue our shared goal of delivering long-term value.”
“While we were not able to agree to terms of a transaction, we remain tremendously optimistic about the business, leadership team, and growth strategy of Surgery Partners. We look forward to continuing to work with Surgery Partners as long-term investors and collaborators,” said Bain Capital Partners Andrew Kaplan and Devin O’Reilly.

Surgery Partners expects to host an Investor Day in the second half of 2025, during which the Company plans to present its go-forward strategy for the business, provide an outlook on key industry trends, and detail its plans to maximize portfolio performance, advance its M&A pipeline, and drive operational efficiencies.
2025 Outlook
The Company reaffirmed its outlook for 2025 revenues and Adjusted EBITDA to be in the range of $3.30 billion to $3.45 billion, and $555 million to $565 million, respectively.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high-quality, cost-effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 200 locations in 30 states, including ambulatory surgery centers, surgical hospitals, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth, our 2025 outlook and our ability to achieve it, our ability to continue delivering sustained double-digit earnings growth, our plans for an Investor Day, our relationship with Bain Capital and other similar statements. These statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "continues," "estimates," "predicts," "projects," "forecasts," "may," "could," and similar expressions. All forward-looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and other factors that may cause actual results to differ materially from the expectations discussed in, or implied by, the forward-looking statements. Many of these factors are beyond our ability to control or predict including, without limitation, reductions in payments from government health care programs and private insurance payors, such as health maintenance organizations, preferred provider organizations, and other managed care organizations and employers; our ability to contract with private insurance payors; changes in our payor mix or surgical case mix; failure to maintain or develop relationships with physicians on beneficial or favorable terms, or at all; the impact of payor controls designed to reduce the number of surgical procedures; our efforts to integrate operations of acquired or developed businesses and surgical facilities, attract new physician partners, or acquire additional surgical facilities; supply chain issues, including shortages or quality control issues with surgery-related products, equipment and medical supplies; competition for physicians, nurses, strategic relationships, acquisitions and managed care contracts; our ability to attract and retain qualified health care professionals; our ability to enforce non-compete restrictions against our physicians; our ability to manage material liabilities whether known or unknown incurred as a result of acquiring or operating surgical facilities; the impact of future legislation and other health care regulatory reform actions, and the effect of that legislation and other regulatory actions on our business; our ability to comply with current health care laws and regulations; the outcome of legal and regulatory proceedings that have been or may be brought against us; the impact of cybersecurity attacks or intrusions, changes in the regulatory, economic and other conditions of the states where our surgical facilities are located; our indebtedness; the social and economic impact of a pandemic, epidemic or outbreak of a contagious disease on our business; disruptions from weather events and other natural disasters, including hurricanes and the risks and uncertainties identified and discussed from time to time in the Company’s reports filed with the SEC, including in Item 1A under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed with the SEC. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Investor Relations Contact
(615) 234-8940
IR@surgerypartners.com
Media Contact
press@surgerypartners.com